Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Form 10-K of Virginia Commerce Bancorp, Inc. for the year ended December 31, 2008, I, Peter A. Converse, Chief Executive Officer of Virginia Commerce Bancorp, Inc., hereby certify pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

(1) such Form 10-K for the year ended December 31, 2008, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in such Form 10-K for the year ended December 31, 2008, fairly presents, in all material respects, the financial condition and results of operations of Virginia Commerce Bancorp, Inc.

/s/ Peter A. Converse
Peter A. Converse
Chief Executive Officer